Parkway Reports Third Quarter 2012 Results

ORLANDO, Fla., Nov. 1, 2012 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its third quarter ended September 30, 2012.

(Logo: http://photos.prnewswire.com/prnh/20030513/PARKLOGO )

Highlights for Third Quarter 2012 and Recent Events

  FFO and recurring FFO of $0.36 per share
  FAD of $0.27 per share
  Increased occupancy to 89.6%, with portfolio 90.4% leased
  Placed $125 million unsecured term loan and exercised $25 million accordion on credit facility
  Completed or under contract to complete $140.6 million in new investments and disposed of $19.7 million

James R. Heistand, President and Chief Executive Officer of Parkway commented, "Our third quarter was marked by the ongoing improvement in our operations as we continue to transform and enhance our portfolio. Occupancy improved another 220 basis points during the third quarter to 89.6%, and we are now 570 basis points higher in occupancy than the end of last year. Our same-store recurring cash NOI for the third quarter increased 8.0% from the prior year, and our NOI margins showed continued improvement. We have also recently announced several off-market investments that will advance our strategy of gaining critical mass in our target submarkets while providing an opportunity to drive additional value through leasing. With minimal near-term expirations and a transformed portfolio of better assets in higher growth submarkets, we are well positioned for continued, long-term improvement in our operational performance, occupancy, and cash flow."

During the third quarter 2012, funds from operations ("FFO") available to common shareholders was $13.2 million, or $0.36 per diluted share, and recurring FFO was $13.2 million, or $0.36 per diluted share. Funds available for distribution ("FAD") during the third quarter 2012 was $9.9 million, or $0.27 per diluted share. A reconciliation of FFO, recurring FFO and FAD to net income is included on page nine. Net income, FFO, recurring FFO, and FAD for the third quarter 2012 and year-to-date, as well as a comparison to the prior year periods as follows:

(Amounts in thousands, except per share)
	Three Months Ended September 30				Nine Months Ended September 30
	2012		2011		2012		2011
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net Income (Loss)	$2,129	$0.06	$(53,028)	$(2.46)	$9,607	$0.34	$(69,852)	$(3.24)
Funds From Operations	$13,204	$0.36	$16,764	$0.78	$31,283	$1.11	$31,115	$1.44
Recurring Funds From Operations	$13,220	$0.36	$12,249	$0.57	$32,809	$1.16	$37,673	$1.75
Funds Available for Distribution	$9,890	$0.27	$5,707	$0.26	$16,169	$0.57	$15,122	$0.70
Weighted Average Diluted Shares/Units	36,814		21,583		28,305		21,572

Operational Results

Occupancy increased to 89.6% at the end of the third quarter 2012, compared to 87.4% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the third quarter 2012 was 90.4%.

Parkway's share of recurring same-store net operating income ("NOI") was $15.4 million on a GAAP basis during the third quarter 2012, which was an increase of $769,000, or 5.2%, as compared to the same period of the prior year. On a cash basis, the Company's share of recurring same-store NOI was $15.3 million during the third quarter 2012, which was an increase of $1.1 million, or 8.0%, as compared to the same period of the prior year.

The Company's portfolio GAAP NOI margin was 61.4% during the third quarter 2012, as compared to 56.3% during the same period of the prior year.

Leasing Activity

During the third quarter 2012, Parkway signed a total of 439,000 square feet of leases at an average rent per square foot of $21.78 and at an average cost of $3.68 per square foot per year.

New & Expansion Leasing – During the third quarter 2012, the Company signed 124,000 square feet of new leases at an average rent per square foot of $19.73 and at an average cost of $3.78 per square foot per year. Expansion leases during the quarter totaled 62,000 square feet at an average rent per square foot of $25.49 and at an average cost of $5.53 per square foot per year.

Renewal Leasing – Customer retention during the third quarter 2012 was 76.0%. The Company signed 253,000 square feet of renewal leases at an average rent per square foot of $21.88, representing an 8.8% rate decrease from the expiring rate. The average cost of renewal leases was $2.75 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters is as follows:

(Amounts in thousands, except per square foot data)
	For the Three Months Ended
	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11
Ending Occupancy	89.6%	87.4%	85.9%	83.9%	84.4%
Customer Retention	76.0%	63.2%	46.8%	47.1%	45.4%
Square Footage of Total Leases Signed	439	394	368	526	572
Average Revenue Per Square Foot of Total Leases Signed	$21.78	$19.60	$22.55	$23.04	$20.93
Average Cost Per Square Foot Per Year of Total Leases Signed	$3.68	$2.93	$4.72	$4.37	$4.18

Investment Activity

On August 31, 2012, the Company completed the purchase of a 2,500 space parking garage, a 21,000 square foot office building and a vacant parcel of developable land, all adjacent to Hayden Ferry Lakeside I and II assets in Tempe, Arizona for $18.2 million on behalf of Parkway Properties Office Fund II, L. P. Parkway's equity contribution of $5.5 million was funded using the Company's revolving credit facility.

On September 7, 2012, the Company completed the sale of 111 Capitol Building, a 187,000 square foot office property located in the Central Business District of Jackson, Mississippi, for a gross sale price of $8.3 million. Parkway received approximately $6.3 million in net proceeds, which was used to reduce amounts outstanding under the Company's revolving credit facility.

On October 5, 2012, the Company entered into a purchase and sale agreement to acquire Westshore Corporate Center, a 170,000 square foot office property located in the Westshore submarket of Tampa, Florida, for a net purchase price of $22.5 million. The property was built in 1988 and is currently 77.7% leased. Parkway will own 100% of the asset and plans to assume the in-place first mortgage secured by the property, which has a current outstanding balance of approximately $14.5 million with a fixed interest rate of 5.8% and a maturity date of May 1, 2015. Westshore Corporate Center is currently managed by Parkway Realty Services and was formerly part of the Eola Capital LLC ("Eola") portfolio before Eola merged with Parkway in May 2011. Given the agreement formed between Parkway and the former Eola principals in December 2011, 100% of any proceeds received by the former principals were granted to Parkway, and therefore Parkway will only be required to pay a purchase price of approximately $22.5 million. Closing is expected to occur by the end of the fourth quarter 2012 and is subject to lender approval of the assumption of the existing mortgage secured by the property and other customary closing conditions. Parkway will fund the equity using excess cash and borrowings from its revolving credit facility.

On October 31, 2012, the Company entered into a purchase and sale agreement to acquire NASCAR Plaza, a 390,000 square foot office tower located in the central business district of Charlotte, North Carolina, for a gross purchase price of approximately $100 million. NASCAR Plaza was built in 2009 and is a 20-story, LEED® Silver certified office tower. The property is currently 88% leased with an average in place rent per square foot of $25.61. Parkway will own 100% of the asset and plans to assume the first mortgage secured by the property, which has a current outstanding balance of approximately $42.3 million with a current interest rate of 4.7% and a maturity date of March 30, 2016; however, Parkway intends to amend and restate the loan upon assumption to current market terms. Closing is expected to occur by the end of the fourth quarter 2012 and is subject to customary closing conditions. Parkway will fund the equity using excess cash and borrowings from its revolving credit facility.

On October 23, 2012, Parkway completed the sale of Sugar Grove, a 124,000 square foot office property located in Houston, Texas, for a gross sale price of $11.4 million. Parkway received approximately $10.0 million in net proceeds, which will be used to fund future acquisitions.

Capital Structure

At September 30, 2012, the Company did not have any amounts outstanding under its revolving credit facility, and held $53.6 million in cash and cash equivalents, of which $30.1 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $276.6 million at September 30, 2012.

Additionally, the Company closed a $125 million unsecured term loan on September 27, 2012. The term loan has a maturity date of September 27, 2017, and has an accordion feature that allows for an increase in the size of the term loan to as much as $250 million. Interest on the term loan is based on LIBOR plus an applicable margin, initially 1.5%. On September 28, 2012, the Company executed two floating-to-fixed interest rate swaps totaling $125 million, locking LIBOR at 0.7% for five years, which result in an initial all-in interest rate of 2.2%. The term loan will have substantially the same operating and financial covenants as required by the Company's current unsecured revolving credit facility. The term loan had an outstanding balance of $125 million at September 30, 2012.

On October 10, 2012, the Company exercised $25 million of the $160 million accordion feature of its existing unsecured revolving credit facility that matures in March 2016 and increased capacity from $190 million to $215 million with the additional borrowing capacity being provided by U.S. Bank National Association, bringing the total number of participating lenders to nine. The interest rate on the credit facility is currently LIBOR plus 160 basis points. Other terms and conditions under the credit facility remain unchanged.

At September 30, 2012, the Company's net debt to EBITDA multiple was 4.5x, using the quarter's annualized EBITDA after adjusting for the impact of new investments and dispositions completed for the period, as compared to 4.6x at June 30, 2012, and 6.1x at September 30, 2011. At September 30, 2012, the Company's net debt plus preferred to EBITDA multiple was 6.1x, as compared to 6.2x at June 30, 2012, and 7.3x at September 30, 2011.

Common Dividend

The Company's previously announced third quarter cash dividend of $0.1125 per share, which represents an annualized dividend of $0.45 per share, was paid on September 26, 2012 to shareholders of record as of September 12, 2012.

2012 Outlook

The Company is reiterating its previously disclosed outlook range for the remainder of 2012. The reconciliation of projected EPS to projected FFO per diluted share is as follows:

Outlook for 2012	Range
Fully diluted EPS	($0.11-$0.05)
Parkway's share of depreciation and amortization	$1.51-$1.51
Parkway's share of gain on sale of real estate	($0.16-$0.16)
Reported FFO per diluted share	$1.24-$1.30

Webcast and Conference Call

The Company will conduct its third quarter conference call on Thursday, November 1, 2012 at 5:00 p.m. Eastern Time. The earnings release and supplemental information package will be posted to the Company's website prior to the conference call.

To participate in Parkway's third quarter earnings conference call, please dial 877-941-8601, or 1-480-629-9762 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the "Corporate" section of the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through November 8, 2012, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 4573766. An audio replay will also be archived and indexed on the "Corporate" section of the Company's website.

Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company's website. The Company's third quarter 2012 Supplemental Operating and Financial Data, which includes a reconciliation of Non-GAAP financial measures, is available on the Company's website.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 38 office properties located in nine states with an aggregate of approximately 10.0 million square feet of leasable space at November 1, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 11.6 million square feet for third-party owners at November 1, 2012.

Forward Looking Statement

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "project", "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the ability of the Company to enter into new leases or renew leases on favorable terms; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO, FAD, NOI and EBITDA, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO, FAD, NOI and EBITDA are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO, FAD, NOI and EBITDA do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO, FAD, NOI and EBITDA should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FFO – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with GAAP, reduced by preferred dividends, excluding gains or losses on depreciable real estate, plus real estate related depreciation and amortization. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FFO on the same basis. On October 31, 2011, NAREIT issued updated guidance on reporting FFO such that impairment losses on depreciable real estate should be excluded from the computation of FFO for current and prior periods presented.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which considers Parkway's share of adjustments for non-recurring lease termination fees, gains and losses on extinguishment of debt, gains and losses, acquisition costs, fair value adjustments or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation of operating performance.

FAD – There is not a generally accepted definition established for FAD. Therefore, the Company's measure of FAD may not be comparable to FAD reported by other REITs. Parkway defines FAD as FFO, excluding the amortization of share-based compensation, amortization of above and below market leases, straight line rent adjustments, gains and losses, acquisition costs, fair value adjustments, gain or loss on extinguishment of debt, amortization of loan costs, non-cash charges and reduced by recurring non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of FAD on the same basis.

EBITDA – Parkway defines EBITDA, a non-GAAP financial measure, as net income before interest expense, amortization of financing costs, amortization of share-based compensation, income taxes, depreciation, amortization, acquisition costs, gains and losses on early extinguishment of debt, other gains and losses and fair value adjustments. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of EBITDA on the same basis. EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with GAAP, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

NOI, Recurring NOI, Same-Store NOI and Recurring Same-Store NOI – NOI includes income from real estate operations less property operating expenses (before interest expense and depreciation and amortization). In addition to NOI, Parkway discloses recurring NOI, which considers adjustments for non-recurring lease termination fees or other unusual items. The Company's disclosure of same-store NOI and recurring same-store NOI includes those properties that were owned during the entire current and prior year reporting periods and excludes properties classified as discontinued operations.

Contact:

Parkway Properties, Inc.
Thomas E. Blalock
Vice President of Investor Relations
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	September 30	December 31
	2012	2011
	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$ 1,442,759	$ 1,084,060
Accumulated depreciation	(190,154)	(162,123)
	1,252,605	921,937

Land available for sale	250	250
Mortgage loans	-	1,500
	1,252,855	923,687

Receivables and other assets:
Rents and fees receivable, net	3,357	3,189
Straight line rents receivable	31,585	19,183
Other receivables	2,886	14,905
Unamortized lease costs	50,027	41,518
Unamortized loan costs	7,175	5,160
Escrows and other deposits	7,450	16,975
Prepaid assets	3,297	4,581
Investment in preferred interest	3,500	3,500
Other assets	597	416
Intangible assets, net	114,018	95,628
Assets held for sale	7,031	382,789
Management contracts, net	47,010	49,597
Cash and cash equivalents	53,556	75,183
Total assets	$ 1,584,344	$ 1,636,311

Liabilities
Notes payable to banks	$ 125,000	$ 132,322
Mortgage notes payable	549,429	498,012
Accounts payable and other liabilities:
Corporate payables	1,507	1,136
Contingent consideration	-	18,000
Deferred tax liability - non-current	13,627	14,344
Dividends payable	-	2,711
Accrued payroll	2,276	1,985
Valuation allowance on interest rate swaps	15,348	11,134
Interest payable	2,431	2,593
Property payables:
Accrued expenses and accounts payable	11,752	14,241
Accrued property taxes	12,878	6,465
Prepaid rents	7,486	8,393
Deferred revenue	588	447
Security deposits	4,064	3,515
Unamortized below market leases	7,612	5,043
Other liabilities	299	334
Mortgage and other liabilities related to assets held for sale	361	285,599
Total liabilities	754,658	1,006,274

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296
shares authorized, issued and outstanding in 2012 and 2011	128,942	128,942
Common stock, $.001 par value, 98,578,704 and 64,578,704 shares authorized in 2012 and 2011, respectively, and 41,191,461
and 21,995,536 shares issued and outstanding in 2012 and
2011, respectively	41	22
Common stock held in trust, at cost, 9,964 and 8,368 shares
in 2012 and 2011, respectively	(186)	(220)
Additional paid-in capital	719,031	517,309
Accumulated other comprehensive loss	(4,711)	(3,340)
Accumulated deficit	(278,923)	(271,104)
Total Parkway Properties, Inc. stockholders' equity	564,194	371,609
Noncontrolling interests	265,492	258,428
Total equity	829,686	630,037
Total liabilities and equity	$ 1,584,344	$ 1,636,311

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Revenues
Income from office and parking properties	$ 54,998	$ 42,245	$ 149,995	$ 104,739
Management company income	4,591	6,120	14,996	9,990
Total revenues	59,589	48,365	164,991	114,729

Expenses and other
Property operating expense	21,257	18,471	58,803	43,285
Depreciation and amortization	21,766	17,471	59,046	38,342
Impairment loss on mortgage loan receivable	-	9,235	-	9,235
Change in fair value of contingent consideration	-	(12,000)	216	(12,000)
Management company expenses	4,205	4,242	12,966	8,196
General and administrative	3,749	4,104	11,266	11,569
Acquisition costs	159	25	1,491	16,754
Total expenses and other	51,136	41,548	143,788	115,381

Operating income (loss)	8,453	6,817	21,203	(652)

Other income and expenses
Interest and other income	64	87	205	849
Equity in earnings of unconsolidated joint ventures	-	5	-	101
Gain on sale of real estate	48	743	48	743
Recovery of losses on mortgage loan receivable	500	-	500	-
Interest expense	(8,521)	(8,876)	(26,301)	(22,953)

Income (loss) before income taxes	544	(1,224)	(4,345)	(21,912)

Income tax benefit (expense)	7	174	(143)	(50)

Income (loss) from continuing operations	551	(1,050)	(4,488)	(21,962)
Discontinued operations:
Income (loss) from discontinued operations	(330)	(131,800)	2,538	(138,571)
Gain on sale of real estate from discontinued operations	995	2,275	9,767	6,567
Total discontinued operations	665	(129,525)	12,305	(132,004)

Net income (loss)	1,216	(130,575)	7,817	(153,966)
Net loss attributable to noncontrolling interests - real estate partnerships	896	77,546	1,789	84,112
Net loss attributable to noncontrolling interests - unit holders	17	1	1	2

Net income (loss) for Parkway Properties, Inc.	2,129	(53,028)	9,607	(69,852)
Dividends on preferred stock	(2,711)	(2,710)	(8,132)	(7,341)
Dividends on convertible preferred stock	-	-	(1,011)	-
Net income (loss) attributable to common stockholders	$ (582)	$ (55,738)	$ 464	$ (77,193)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.02)	$ (0.02)	$ (0.28)	$ (1.07)
Discontinued operations	-	(2.57)	0.30	(2.52)
Basic net income (loss) attributable to Parkway Properties, Inc.	$ (0.02)	$ (2.59)	$ 0.02	$ (3.59)
Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (0.02)	$ (0.02)	$ (0.28)	$ (1.07)
Discontinued operations	-	(2.57)	0.30	(2.52)
Diluted net income (loss) attributable to Parkway Properties, Inc.	$ (0.02)	$ (2.59)	$ 0.02	$ (3.59)

Weighted average shares outstanding:
Basic	36,487	21,502	27,199	21,489
Diluted	36,487	21,502	27,199	21,489

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$ (702)	$ (523)	$ (7,622)	$ (23,029)
Discontinued operations	120	(55,215)	8,086	(54,164)
Net income (loss) attributable to common stockholders	$ (582)	$ (55,738)	$ 464	$ (77,193)

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE
FOR DISTRIBUTION TO NET INCOME AT PARKWAY'S SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 31, 2012
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net Income (Loss) for Parkway Properties, Inc.	$ 2,129	$ (53,028)	$ 9,607	$ (69,852)

Adjustments to Net Income (Loss) for Parkway Properties, Inc.:
Preferred Dividends	(2,711)	(2,710)	(8,132)	(7,341)
Convertible Preferred Dividends	-	-	(1,011)	-
Depreciation and Amortization	13,783	20,754	35,734	59,153
Noncontrolling Interest - Unit Holders	(17)	(1)	(1)	(2)
Impairment Loss on Real Estate	-	54,767	-	56,467
(Gain) Loss on Sale of Real Estate	20	(3,018)	(4,914)	(7,310)
FFO Available to Common Stockholders	$ 13,204	$ 16,764	$ 31,283	$ 31,115

Adjustments to Derive Recurring FFO:
(Gain) Loss on Non-Depreciable Assets	(548)	9,235	(548)	9,235
Change in Fair Value of Contingent Consideration	-	(12,000)	216	(12,000)
Non-Recurring Lease Termination Fee Income	(716)	(1,796)	(1,947)	(5,554)
(Gain) Loss on Early Extinguishment of Debt	117	-	896	(302)
Non-Cash Adjustment for Interest Rate Swap	-	-	(215)	-
Acquisition Costs	88	(29)	846	15,060
Expenses Related to Litigation	-	75	-	119
Realignment Expenses	1,075	-	2,278	-
Recurring FFO	$ 13,220	$ 12,249	$ 32,809	$ 37,673

Funds Available for Distribution
FFO Available to Common Stockholders	$ 13,204	$ 16,764	$ 31,283	$ 31,115
Add (Deduct) :
Straight-line Rents	(1,290)	(1,189)	(7,168)	(4,212)
Amortization of Above/Below Market Leases	486	(82)	1,136	(674)
Amortization of Share-Based Compensation	167	501	371	1,389
Acquisition Costs	88	(29)	846	15,060
Amortization of Loan Costs	347	435	1,191	1,267
Non-Cash Adjustment for Interest Rate Swap	-	-	(215)	-
(Gain) Loss on Early Extinguishment of Debt	117	-	896	(302)
(Gain) Loss on Non-Depreciable Assets	(548)	9,235	(548)	9,235
Change in Fair Value of Contingent Consideration	-	(12,000)	216	(12,000)
Recurring Capital Expenditures:
Building Improvements	(665)	(2,428)	(1,678)	(6,064)
Tenant Improvements - New Leases	(1,111)	(2,778)	(4,994)	(8,243)
Tenant Improvements - Renewal Leases	(438)	(1,319)	(1,951)	(4,153)
Leasing Costs - New Leases	(85)	(934)	(1,444)	(4,154)
Leasing Costs - Renewal Leases	(382)	(469)	(1,772)	(3,142)
Total Recurring Capital Expenditures	(2,681)	(7,928)	(11,839)	(25,756)
Funds Available for Distribution	$ 9,890	$ 5,707	$ 16,169	$ 15,122

Diluted Per Common Share/Unit Information (**)
FFO Per Share	$ 0.36	$ 0.78	$ 1.11	$ 1.44
Recurring FFO Per Share	$ 0.36	$ 0.57	$ 1.16	$ 1.75
FAD Per Share	$ 0.27	$ 0.26	$ 0.57	$ 0.70
Dividends Paid	$ 0.1125	$ 0.075	$ 0.2625	$ 0.225
Dividend Payout Ratio for FFO	31.4%	9.7%	23.8%	15.6%
Dividend Payout Ratio for Recurring FFO	31.3%	13.2%	22.6%	12.9%
Dividend Payout Ratio for FAD	41.9%	28.3%	46.0%	32.1%

Other Supplemental Information

Recurring Capital Expenditures	$ 2,681	$ 7,928	$ 11,839	$ 25,756
Upgrades on Acquisitions	1,828	804	4,815	2,598
Major Renovations	-	348	-	461
Total Real Estate Improvements and Leasing Costs	$ 4,509	$ 9,080	$ 16,654	$ 28,815

Gain (Loss) on Non-Depreciable Assets - Mortgage Loan	$ 500	$ (9,235)	$ 500	$ (9,235)
Gain on Non-Depreciable Assets - Land	48	-	48	-
Gain (Loss) on Non-Depreciable Assets Included in FFO	$ 548	$ (9,235)	$ 548	$ (9,235)

**Information for Diluted Computations:
Basic Common Shares/Units Outstanding	36,795	21,504	27,909	21,491
Dilutive Effect of Other Share Equivalents	19	79	396	81
Diluted Weighted Average Shares/Units Outstanding	36,814	21,583	28,305	21,572

PARKWAY PROPERTIES, INC.
EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and muliple data)

	09/30/12	06/30/12	03/31/12	12/31/11	09/30/11

Net income (loss) for Parkway Properties, Inc.	$ 2,129	$ 2,773	$ 4,705	$ (57,052)	$ (53,028)

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	4,661	5,035	6,206	9,396	9,525
Amortization of financing costs	347	402	442	444	435
Non-cash adjustment for interest rate swap	-	(77)	(138)	2,338	-
(Gain) loss on early extinguishment of debt	117	491	288	(8,325)	-
Acquisition costs	88	510	248	387	(29)
Depreciation and amortization	13,783	11,566	10,385	16,136	20,754
Amortization of share-based compensation	167	47	157	(48)	501
Gain on sale of real estate and other assets	(528)	(2,601)	(2,333)	(3,200)	(3,018)
Non-cash losses	-	-	-	63,779	64,002
Change in fair value of contingent consideration	-	-	216	(1,000)	(12,000)
Tax expense (benefit)	(7)	(11)	161	6	(174)
EBITDA	$ 20,757	$ 18,135	$ 20,337	$ 22,861	$ 26,968

Interest Coverage Ratio	4.5	3.6	3.3	2.4	2.8

Fixed Charge Coverage Ratio (1)	2.3	2.0	2.0	1.6	1.9

Modified Fixed Charge Coverage Ratio (1)	2.8	2.3	2.3	1.9	2.2

Capitalization information
Mortgage notes payable	$ 549,429	$ 551,564	$ 553,674	$ 498,012	$ 978,981
Mortgage notes payable-held for sale	-	29,597	90,710	254,401	-
Notes payable to banks	125,000	111,267	48,000	132,322	113,852
Adjustments for unconsolidated joint ventures:
Mortgage notes payable	-	-	-	2,440	2,449
Adjustments for noncontrolling interest in real estate partnerships:
Mortgage notes payable	(272,880)	(295,740)	(320,107)	(280,739)	(433,592)
Parkway's share of total debt	401,549	396,688	372,277	606,436	661,690
Less: Parkway's share of cash	(30,096)	(12,669)	(12,522)	(25,848)	(14,165)
Parkway's share of net debt	371,453	384,019	359,755	580,588	647,525
Series D Preferred stock (liquidation value)	135,532	135,532	135,532	135,532	135,532
Parkway's share of net debt plus preferred stock (1)	$ 506,985	$ 519,551	$ 495,287	$ 716,120	$ 783,057

Shares of common stock and operating units outstanding	41,499	28,037	23,758	21,997	22,120
Stock price per share at period end	$ 13.37	$ 11.44	$ 10.48	$ 9.86	$ 11.01
Market value of common equity	$ 554,842	$ 320,743	$ 248,984	$ 216,890	$ 243,541
Series D preferred stock (liquidation value)	135,532	135,532	135,532	135,532	135,532
Series E convertible preferred stock (liquidation value)	-	151,700	-	-	-
Total market capitalization (including net debt)	$ 1,061,827	$ 991,994	$ 744,271	$ 933,010	$ 1,026,598
Net debt as a % of market capitalization	35.0%	38.7%	48.3%	62.2%	63.1%

EBITDA - annualized	$ 83,028	$ 72,540	$ 81,348	$ 91,444	$ 107,872
Adjustment to annualize investment activities (2)	(141)	11,824	(5,132)	2,592	(1,050)
EBITDA - adjusted annualized	$ 82,887	$ 84,364	$ 76,216	$ 94,036	$ 106,822
Net debt to EBITDA multiple	4.5	4.6	4.7	6.2	6.1
Net debt plus preferred to EBITDA multiple	6.1	6.2	6.5	7.6	7.3

(1) Impact of Series E Cumulative Convertible Preferred Stock is not included in the fixed charge coverage ratio, modified fixed charge coverage ratio or Parkway's share of net debt plus preferred at June 30, 2012, as the shares were converted to common stock on July 31, 2012. Had the Series E Cumulative Convertible Preferred Stock been included in these ratios then the fixed charge coverage ratio, modified fixed charge coverage ratio and Parkway's share of net debt plus preferred for the second quarter of 2012 would have been 1.8, 2.1 and 8.3 times, respectively.

(2) Adjustment to annualized EBITDA represents the implied annualized impact of any acquisition or disposition activity for the period.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED SEPTEMBER 30, 2012
(In thousands, except number of properties)

						Average
				Net Operating Income		Occupancy
		Number of	Percentage
	Square Feet	Properties	of Portfolio (1)	2012	2011	2012	2011

Same-store properties:
Wholly-owned	4,851	24	37.00%	$ 12,485	$ 11,604	87.2%	86.0%
Fund II	3,610	10	39.39%	13,291	12,182	88.7%	86.0%
Total same-store properties	8,461	34	76.39%	$ 25,776	$ 23,786	87.8%	86.0%
Net operating income from all
office and parking properties	10,131	39	100.00%	$ 33,741	$ 23,823

(1) Percentage of portfolio based on 2012 net operating income.

The following table is a reconciliation of net income (loss) to SSNOI and Recurring SSNOI:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2012	2011	2012	2011

Net income (loss) for Parkway Properties, Inc.	$ 2,129	$ (53,028)	$ 9,607	$ (69,852)
Add (deduct):
Interest expense	8,521	8,876	26,301	22,953
Depreciation and amortization	21,766	17,471	59,046	38,342
Management company expenses	4,205	4,242	12,966	8,196
Income tax (benefit) expense	(7)	(174)	143	50
General and administrative expenses	3,749	4,104	11,266	11,569
Acquisition costs	159	25	1,491	16,754
Equity in earnings of unconsolidated joint ventures	-	(5)	-	(101)
Gain on sale of real estate and recovery of losses on mortgage loan receivable	(548)	(743)	(548)	(743)
Non-cash impairment loss on mortgage loan receivable	-	9,235	-	9,235
Change in fair value of contingent consideration	-	(12,000)	216	(12,000)
Net loss attributable to noncontrolling interests - real estate partnerships	(896)	(77,546)	(1,789)	(84,112)
Net loss attributable to noncontrolling interests - unit holders	(17)	(1)	(1)	(2)
(Income) loss from discontinued operations	330	131,800	(2,538)	138,571
Gain on sale of real estate from discontinued operations	(995)	(2,275)	(9,767)	(6,567)
Management company income	(4,591)	(6,120)	(14,996)	(9,990)
Interest and other income	(64)	(87)	(205)	(849)
Net operating income from consolidated office and parking properties	33,741	23,774	91,192	61,454
Net operating income from unconsolidated joint ventures	-	49	-	1,076
Less: Net operating income from non same-store properties	(7,965)	(37)	(33,192)	(8,081)
Same-store net operating income (SSNOI)	25,776	23,786	58,000	54,449
Less: non-recurring lease termination fee income	(1,317)	(387)	(2,386)	(725)
Recurring SSNOI	$ 24,459	$ 23,399	$ 55,614	$ 53,724

Parkway's share of SSNOI	$ 16,159	$ 14,915	$ 44,200	$ 42,066

Parkway's share of recurring SSNOI	$ 15,443	$ 14,674	$ 42,433	$ 41,487